Exhibit 99.1

Camden National Corporation Declares Dividend

CAMDEN, Maine, March 25, 2003 /PRNewswire-FirstCall/ —   Robert W. Daigle, President and Chief Executive Officer of Camden National Corporation (Amex: CAC), announced that the Board of Directors of the Company declared a $0.17 per share dividend payable on April 30, 2003 for shareholders of record on April 15, 2003.

Camden National Corporation, headquartered in Camden, Maine, and listed on the American Stock Exchange under the symbol CAC, is the holding company for a family of three financial services companies, including: Camden National Bank (CNB), a full-service community bank with 12 offices serving Midcoast, Portland and Kennebunk, Maine, and online at www.camdennational.com, and recipient of the Governor’s Award for Business Excellence in 2002; UnitedKingfield Bank (UKB), a full-service community bank with 16 offices serving Central, Eastern and Western Maine and online at www.unitedkingfield.com; Acadia Trust, N.A., offering wealth management and employee benefit services from its locations in Portland and Bangor, Maine and online at www.acadiatrust.com. Acadia Financial Consultants is a division of CNB and UKB, offering full-service brokerage services.

SOURCE Camden National Corporation

CONTACT: Suzanne Brightbill of Camden National Corporation, at 1-207-230-2120 or sbrightbill@camdennational.com